As filed with the Securities and Exchange Commission on July 30, 1997
                  Registration Statement No. 33-__________

   =======================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                              _____________


                                FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              _____________


                                MVSI, INC.
                      (Exact name of Registrant as
                         specified in its Charter)


         Delaware                                        52-1707718
  (State or Jurisdiction                          (Federal Identification
     of Organization)                                      Number)


           8133 Leesburg Pike, Suite 750, Vienna, Virginia 22182
                  (Address of Principal Executive Offices)
                         ___________________________


                           1997 Stock Option Plan
                      1997 Employee Stock Purchase Plan
                          (full title of the plans)

                        ____________________________


                              Paul W. Richter
                         General Counsel & Secretary
                                 MVSI, Inc.
           8133 Leesburg Pike, Suite 750, Vienna, Virginia 22182
                              (703) 356-5353
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

     =====================================================================

                     CALCULATION OF REGISTRATION FEE(1)(2)
______________________________________________________________________________

Title of Securities     Amount        Proposed     Proposed     Amount
Securities to be        to be         Maximum      Maximum      of
Registered              Registered    Offering     Aggregate    Registration
                                      Price Per    Offering     Fee
                                      Share        Price
______________________________________________________________________________

Common Stock, $01
par value, Reserved
for Issuance under
1997 Stock Option
Plan                    1,000,000     $4.52        $4,520,000   $ 1,369.00


Common Stock, $.01
par value, Reserved
for Issuance under
1997 Employee Stock
Purchase Plan             250,000     $3.84        $  960,000   $   290.90

___________________________________________________________________________
Total Registration Fee                             $5,480,000   $ 1,659.90
___________________________________________________________________________

(1) The estimated offering price and the amount of registration fee have been computed pursuant to Rule 457(h)(1) and Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices of the Company's Common Stock, par value $0.01 per share, reported on the National Market Tier of the Nasdaq Stock Market on July 28, 1997.

(2) Pursuant to Rule 416 promulgated pursuant to the Securities Act, this registration statement also covers such indeterminable number of interests in each of the 1997 Stock Option Plan and the 1997 Employee Stock Purchase Plan (collectively, the "Plans") as may be required to cover possible adjustments in the number of shares of Common Stock issued under the Plans. Any increase in the number of shares of Common Stock authorized for issuance under the 1997 Stock Option Plan will require the prior approval of the stockholders of the Company.

                                 PART I
                            EXPLANATORY NOTE

       The Company is filing this registration statement on Form S-8 in order to register 1,000,000 shares of Common Stock, $.01 par value (the "Common Stock") to be offered and sold pursuant to the 1997 Stock Option Plan, 250,000 shares of Common Stock to be offered and sold pursuant to the 1997 Employee Stock Purchase Plan and an indeterminate number of interests in each of the Plans as may be required to cover possible adjustments in the number of shares of Common Stock issued under the Plans.

       The documents containing the information specified in this Part I have been or will be sent or given to optionees as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Copies of all documents incorporated by reference in Item 3 of Part II of this Form S-8 (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein), as well as other documents required to be delivered to employees pursuant to Rule 428(b), will be provided without charge to each person, including any beneficial owner, on the written or oral request of such person made to: Paul W. Richter, General Counsel, MVSI, Inc., 8133 Leesburg Pike, Suite 750, Vienna, Virginia 22182, (703) 356-5353.



                                  PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The Company incorporates by reference the following documents heretofore filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended:

       1. Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1996, filed December 30, 1996; and

       2. Quarterly Report of the Company on Form 10-Q for the fiscal quarters ended December 31, 1996 and March 31, 1997, filed January 31, 1997 and May 5, 1997, respectively; and

       3. The Notice of Annual Meeting and Proxy Statement for the 1997 Annual Meeting of Shareholders, filed March 11, 1997.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Paul W. Richter is General Counsel, Secretary and Human Resources Director of MVSI, Inc. On February 15, 1997, the Company granted Mr. Richter an option to acquire 5,000 shares of MVSI, Inc. at $3.125 per share. Mr. Richter is not the beneficial owner of any other securities of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

       Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

       Article NINTH of the Company's Certificate of Incorporation and
Article X, Section 2 of the Company's By-Laws provide, in substance, for elimination of personal liability by a director to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for violations of Section 174 of the General Corporation Law of Delaware and for any transaction from which the director derived an improper personal benefit.

       Article X, Section 1 of the Company's Bylaws provides, in substance, for the indemnification of directors and officers of the Company who is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Company or served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

       The Company has not entered into any agreements to provide indemnification to its directors and officers beyond the indemnification provided by the Company's Certificate of Incorporation and By-Laws. The Company currently has directors and officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

4.1*         Certificate of Incorporation
4.2**        By-Laws
4.3***       MVSI, Inc. 1997 Stock Option Plan
4.4****      MVSI, Inc. 1997 Employee Stock Purchase Plan
5.1          Opinion of Paul W. Richter, General Counsel and
             Secretary of MVSI, Inc.  re: legality of shares.
23.1         Consent of Grant Thornton, L.L.P.
23.2         Consent of Paul W. Richter, General Counsel and Secretary
             of MVSI, Inc.(filed as part of Exhibit 5.1 hereto).
___________________________

* Incorporated by reference to Exhibit 3.0 to the Company's Registration Statement on Form SB-2 (Registration File #33-89194) under the Securities Act of 1933, as amended, as filed with the Commission on February 9, 1995.

**     Incorporated by reference to Exhibit 3.1 to the Company's Registration
Statement on Form SB-2 (Registration File #33-89194) under the Securities Act of 1933, as amended, as filed with the Commission on February 9, 1995.

***    Incorporated by reference to Exhibit A to the Notice of Meeting and
Proxy Statement for the 1997 Annual Meeting of Shareholders, as filed with the Commission on March 11, 1997.

****   Incorporated by reference to Exhibit B to the Notice of Meeting and
Proxy Statement for the 1997 Annual Meeting of Shareholders, as filed with the Commission on March 11, 1997.


ITEM 9.  UNDERTAKINGS.

       The Company hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

       (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Virginia, on July 25, 1997.


Signature                     Title                         Date



EDWARD RATKOVICH              Chairman of the Board,        July 25, 1997
----------------              Chief Executive Officer
Edward Ratkovich              and President


PAUL W. RICHTER               General Counsel and           July 25, 1997
---------------               Secretary
Paul W. Richter

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                         Date

Principal Executive Officer:

EDWARD RATKOVICH              Chairman of the Board,        July 25, 1997
----------------              Chief Executive Officer
Edward Ratkovich              and President


Principal Financial Officer
and Principal Accounting
Officer:

MARK J. MCKNIGHT              Chief Financial Officer,      July 25, 1997
----------------              Controller and Assistant
Mark J. McKnight              Secretary


CLIVE G. WHITTENBURY          Director                      July 25, 1997
--------------------
Clive G. Whittenbury


EDWARD PAUL ROBERTS           Director                      July 25, 1997
-------------------
Edward Paul Roberts


ABBAS FATHI                   Director                      July 25, 1997
-----------
Abbas Fathi


       This Registration Statement has been signed by the following members of the Compensation Committee of the MVSI, Inc. Board of Directors, and on the dates indicated.


CLIVE G. WHITTENBURY          Director                      July 25, 1997
--------------------
Clive G. Whittenbury


EDWARD PAUL ROBERTS           Director                      July 25, 1997
-------------------
Edward Paul Roberts

EXHIBIT INDEX


4.1 MVSI, Inc. 1997 Stock Option Plan, incorporated by reference to Exhibit A to the Company's Proxy Statement, for the 1997 Annual Meeting of Stockholders.

4.2 MVSI, Inc. 1997 Employee Stock Purchase Plan, incorporated by reference to Exhibit B of the Company's Proxy Statement for the 1997 Annual Meeting of the Stockholders.

5.1 Opinion of Paul W. Richter, General Counsel and Secretary of MVSI, Inc. re: legality of shares.

23.1   Consent of Grant Thornton, L.L.P.

23.2 Consent of Paul W. Richter, General Counsel and Secretary of MVSI, Inc. (filed as part of Exhibit 5.1 hereto).

Exhibit 5.1
                                                 MVSI, Inc.
                                                 8133 Leesburg Pike
                                                 Suite 750
                                                 Vienna, VA 22182
                                                 Tel.: 703.356.5353
                                                 Fax:  703.356.5354

July 25, 1997

Board of Directors
MVSI, Inc.
8133 Leesburg Pike, Suite 750
Vienna, Virginia 22182

Gentlemen:

       I have acted as legal counsel to MVSI, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the proposed offering by the Company of an aggregate of 1,250,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to its 1997 Stock Option Plan and the 1997 Employee Stock Purchase Plan (the "Plans").

       In that connection, I have reviewed the Certificate of Incorporation of the Company, its By-Laws, resolutions of its Board of Directors and such other documents and records as I have deemed appropriate.

       On the basis of such review and having regard to legal considerations which I deem relevant, it is my opinion that the Common Stock to be issued by the Company pursuant to the Plans has been duly authorized and, when issued in accordance with the terms set forth in the Plans, will be duly and validly issued, fully paid and non-assessable.

       I hereby consent to the use of this opinion as an Exhibit to the Registration Statement.


Sincerely,

Paul W. Richter
General Counsel

EXHIBIT 23.1




CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated November 22, 1996, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of MVSI, Inc. and Subsidiaries on Form 10-K for the year ended September 30, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of MVSI, Inc. and Subsidiaries on Form S-8 to be filed on July 25, 1997.


GRANT THORNTON LLP

Washington, D.C.
July 25, 1997